As filed with the Securities and Exchange Commission on September 12, 2000

                                                       Reg. No. 333-

=============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                             BANK ONE CORPORATION
            (Exact name of registrant as specified in its charter)
          Delaware                                 31-0738296
 (State or other jurisdiction             (I.R.S. Employer Identification
of incorporation or organization)                Number)
                               1 Bank One Plaza
                            Chicago, Illinois 60670
                                 312-732-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                          Christine A. Edwards, Esq.
                       Chief Legal Officer and Secretary
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                               Chicago, Illinois
                                (312) 732-3551
(Name, address, including zip code, and telephone number,including area code, of agent for service of each registrant)
                                With copies to:
                            Laurence Goldman, Esq.
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                            Chicago, Illinois 60670
                               ----------------
Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the Registration Statement becomes effective as determined by market conditions.
                                ---------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 (table and footnotes continued on next page)

==============================================================================


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                         Proposed           Proposed
                                         Amount           maximum            maximum              Amount of
Title of each class                       to be        offering price       aggregate           registration
Of securities to be registered         registered         per unit       offering price (1)        fee (1)
-----------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                          2,000,000               N/A         $71,000,000           $18,744
per share                                 shares
-----------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(c), the aggregate offering price and registration fee for the 2,000,000 shares of common stock is based on the average of the high and low prices for the Registrant's common stock on the New York Stock Exchange, Inc. Composite Transactions Tape on September 7, 2000.

The information in this prospectus is not complete, and it may change. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The Stockholders cannot sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.


PROSPECTUS (Subject to completion, September 12, 2000)


                             BANK ONE CORPORATION

                               2,000,000 Shares

                                 Common Stock
                           Par Value $.01 Per Share

                               ________________

                             BANK ONE CORPORATION
                               1 Bank One Plaza
                            Chicago, Illinois 60670
                                (312) 732-4000

                               ________________


This prospectus relates to 2,000,000 shares of BANK ONE common stock held by certain Stockholders of BANK ONE named in this prospectus.

BANK ONE common stock is listed on the New York Stock Exchange under the symbol "ONE". On September ___, 2000, the last reported sale price of the common stock on the NYSE was $_____ per share.

                               _________________


Any sale of shares will be on the behalf of, and for the benefit of, the named Stockholders. BANK ONE will receive none of the proceeds of the sale of these shares. BANK ONE will bear the costs relating to the registration of the shares which is estimated to be $ 30,000.

                               _________________


The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                              __________________


                  The date of this Prospectus is ____, 2000.

                               TABLE OF CONTENTS

Where You Can Find More Information...................................   2
Forward-Looking Statements............................................   3
About BANK ONE CORPORATION............................................   5
Use of Proceeds.......................................................   6
The Stockholders......................................................   6
Plan of Distribution..................................................   7
Legal Matters.........................................................   8
Experts...............................................................   8


                      WHERE YOU CAN FIND MORE INFORMATION


Federal securities law requires BANK ONE to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, BANK ONE files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the SEC:

     . New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048

     . Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

You can get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like BANK ONE, file information electronically with the SEC. You can also inspect information about BANK ONE, at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

The SEC allows BANK ONE to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information we've included in this prospectus. We incorporate by reference the documents listed below. We also incorporate by reference any future filings BANK ONE makes with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until the Stockholders sell all of the shares or until the offering of the shares is otherwise ended. This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-_____).

Bank One SEC Filings                            Period
--------------------                            ------
Annual Report on Form 10-K...................   Year ended December 31, 1999 (as
                                                amended by a Form 10-K/A dated
                                                April 6, 2000)
Quarterly Reports on Form 10-Q...............   Quarters ended March 31, 2000
                                                and June 30, 2000
Current Reports on Form 8-K..................   Dated:
                                                .   January 11, 2000
                                                .   January 18, 2000
                                                .   March 21, 2000
                                                .   March 27, 2000
                                                .   April 18, 2000
                                                .   July 19, 2000
                                                .   August 14, 2000
                                                .   August 22, 2000
                                                .   September 6, 2000
                                                .   September 6, 2000


The description of BANK ONE Common Stock set forth in the Current Report on Form 8-K dated October 2, 1998, including any amendment or report filed with the Commission for the purpose of updating such description.


You can request a free copy of these filings by writing or calling us at the following address:

                              Investor Relations
                             BANK ONE CORPORATION
                               1 Bank One Plaza
                            Chicago, Illinois 60670
                                (312) 732-4812

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information or additional information. The Stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                          FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Examples of forward-looking statements include, without limitation:

     . projection of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items;

     . statements of plans and objectives of BANK ONE or its management or its Board of Directors, including those relating to products or services;

     . statements of future economic performance; and

     . statements of assumptions underlying the above statements.

Words such as "believes", "anticipates", "expects", "intends", "estimates", "targeted" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference include, without limitation:

     . local, regional and international conditions may differ from those assumed in the statements;

     . changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board may have an adverse effect on BANK ONE's business;

     . inflation and interest rate, market and monetary fluctuations may have a negative impact on BANK ONE's position;

     . the timely development and acceptance of new products and services and perceived overall value of these products and services by users may be different than anticipated;

     . changes in consumer spending, borrowing and saving habits may make BANK ONE's products or services less desirable;

     . technological changes, instituted by BANK ONE and by persons by whom BANK ONE's business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

     . acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

     . the ability to increase market share and control expenses may be more difficult than anticipated;

     . competitive pressures among financial services companies may increase significantly;

     . changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may have an adverse effect on BANK ONE;

     . changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

     . changes in BANK ONE's organization, compensation and benefit plans may have an effect on its expected results;

     . the costs and effects of litigation and of unexpected or adverse outcomes in some litigation may adversely affect BANK ONE's performance;

     . costs or difficulties related to the integration of the businesses of BANC ONE and First Chicago NBD may be greater than expected; and

     . BANK ONE's success at managing the above risks may not be as great as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, or to reflect the occurrence of unanticipated events.


                          ABOUT BANK ONE CORPORATION

Unless the context otherwise requires, all references to BANK ONE include BANK ONE CORPORATION and our consolidated subsidiaries.

BANK ONE is a multi-bank holding company registered under the Bank Holding Company Act of 1956. BANK ONE is the successor to the business of BANC ONE CORPORATION and First Chicago NBD Corporation pursuant to the merger of BANC ONE and First Chicago NBD into BANK ONE. This merger was effective on October 2, 1998.

Through its bank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of BANK ONE's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

BANK ONE is a legal entity separate and distinct from BANK ONE's banking subsidiaries (the "Banks") and BANK ONE's other affiliates. There are various legal limitations on the extent to which the Banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 2000, the Banks could have declared additional dividends of approximately $2.5 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator's opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

Like its predecessors, BANK ONE continually evaluates its business operations and organizational structure. It also routinely explores opportunities to:

     . acquire other financial institutions and financial services-related business or assets, and

     . enter into strategic alliances to expand the scope of its services and its customer base.

When consistent with its overall business strategy, BANK ONE also will sell assets and exit certain businesses or markets. In 1999, BANK ONE undertook several initiatives to combine certain of its operations under a single identity. In May, BANK ONE introduced the Bank One name at former First Chicago NBD locations in Michigan and Florida. In June, BANK ONE integrated former First Chicago NBD Indiana branches with Banc One banking centers. In September, substantially all Chicago metropolitan-area banking centers were integrated under the Bank One name.

BANK ONE is a Delaware corporation and its principal executive office is located at 1 Bank One Plaza, Chicago, Illinois, 60670, and its telephone number is (312) 732-4000.

                                USE OF PROCEEDS

All of the shares of the common stock, par value $.01 per share, of BANK ONE offered by this prospectus would be sold by James Dimon and Judith K. Dimon, the Stockholders. BANK ONE will not receive any of the proceeds from any sale of the shares. BANK ONE will pay certain expenses relating to this offering, estimated to be approximately $30,000. See "The Stockholders" in this prospectus.


                               THE STOCKHOLDERS

On March 25, 2000, BANK ONE sold 2,000,000 shares of its common stock, par value $.01 per share, to the Stockholders in a private placement which was exempt from registration under the Securities Act of 1933. The shares sold were treasury shares. The Stockholders purchased the shares at a price of $28.375 per share for an aggregate purchase price of $56,750,000.

In connection with the purchase of the shares by the Stockholders, the Stockholders have agreed not to sell, hypothecate, pledge, give, transfer or in any manner whatsoever dispose or alienate the shares or any interest in the shares before the earlier of September 24, 2000 or Mr. Dimon's termination of employment with BANK ONE, other than a pledge or hypothecation to collateralize indebtedness of the Stockholders to a financial institution. The Stockholders have no current intent to sell the shares after the termination of the restricted period.

Since March 27, 2000, James Dimon has been Chairman of the Board and Chief Executive Officer of BANK ONE. Judith K. Dimon is the wife of James Dimon. Other than as a result of Mr. Dimon's position with BANK ONE and the ownership of the shares by Mr. and Mrs. Dimon, the Stockholders have not had any material relationship with BANK ONE or its affiliates or predecessors within the past three years. As of September 1, 2000, the Stockholders owned in aggregate 2,035,242 shares of BANK ONE common stock, including the shares offered by this prospectus. Before and after any offering, the Stockholders will beneficially own less than 1% of the outstanding shares of BANK ONE common stock. There can be no assurance that the Stockholders will sell all or any of the shares offered by this prospectus.


                             PLAN OF DISTRIBUTION

All or part of the shares may be offered by the Stockholders from time to time in transactions on the New York Stock Exchange, Inc., in privately negotiated transactions, through the writing of options on the shares, or a combination of these methods of sale. These transactions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. For purposes of this prospectus, the term "Stockholders" includes donees, transferees, pledgees or other successors in interest of or to the Stockholders that receive the shares as a gift, partnership distribution or other non-sale related transfer.

The Stockholders will act independently of BANK ONE in making decisions with respect to the timing, manner and size of each sale. The methods by which the shares may be sold or distributed may include, but are not limited to, the following:

     . a cross or block trade in which the broker or dealer engaged by a Stockholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     . purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

     .    an exchange distribution in accordance with the rules of the exchange;

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     .    privately negotiated transactions;

     . short sales or borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

     . delivery in connection with the issuance of securities by issuers, other than BANK ONE, that are exchangeable for (whether on an optional or mandatory basis), or payable in, shares (whether the securities are listed on a national securities exchange or otherwise) or pursuant to which shares may be distributed; and

     .    a combination of any of the above methods of sale or distribution.

Brokers or dealers engaged by the Stockholders may arrange for other brokers or dealers to participate in any sale. Brokers or dealers may receive commissions or discounts from the Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Stockholders may also sell the shares in accordance with Rule 144 under the Securities Act or pursuant to other exemptions from registration under the Securities Act.

If the shares are sold in an underwritten offering, the shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions. These transactions may be negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters for any offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting any compensation of the underwriters and broker-dealers will be described in a prospectus supplement relating to the offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise described in a prospectus supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all the shares specified in the prospectus supplement if any shares are purchased. This prospectus also may be used by brokers who borrow the shares to settle short sales of shares of BANK ONE common stock and who wish to offer and sell shares under circumstances requiring use of the prospectus or making use of the prospectus desirable.

From time to time the Stockholders, to the extent permitted under law, may engage in short sales, short sales against the box, puts, calls and other transactions in securities of BANK ONE, or derivatives, and may sell and deliver the shares in connection with such transactions.

None of the proceeds from the sales of the shares by the Stockholders will be received by BANK ONE. BANK ONE will bear certain expenses in connection with the registration of the shares being offered by the Stockholders, including all costs incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

The Stockholders, and any broker-dealer who acts in connection with the sale of shares under this prospectus, may be deemed to be an "underwriter" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. BANK ONE and/or the Stockholders may agree to indemnify any underwriters and certain other participants in an underwriting or distribution of the shares and their directors, officers, employees and agents against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

The validity of the common stock offered under this prospectus will be passed upon for BANK ONE by Christine A. Edwards, Esq., Chief Legal Officer, Executive Vice President, and Secretary of BANK ONE. Christine A. Edwards owns, or has rights to acquire under BANK ONE's employee benefit plans, an aggregate of less than 1% of BANK ONE's common stock.

                                    EXPERTS

The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 1999 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in giving said report.

================================================================================


We have not authorized anyone (including any salesman or broker) to give oral or written information about this offering that is different from the information included in this prospectus or that is not included in this prospectus.



                               ________________



                              [LOGO OF BANK ONE]


                               2,000,000 Shares

                                 Common Stock
                          (Par Value $.01 Per Share)



                               ________________




                                  _____, 2000


================================================================================

PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


SEC Filing Fee..............................................  $18,744
Printing and Engraving Expenses.............................    5,000*
Accounting Fees and Expense.................................    5,000*
Miscellaneous Expenses......................................    1,256*
                                                              -------
    Total...................................................  $30,000*
                                                              =======

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     BANK ONE CORPORATION ("BANK ONE") is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain litigation.

     BANK ONE's Restated Certificate of Incorporation (the "Certificate"), provides for indemnification of directors and officers. BANK ONE's Certificate provides that BANK ONE will indemnify each director, officer, employee or agent of BANK ONE or any individual serving in such a capacity with another business entity at BANK ONE's request (an "Indemnitee") to the full extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law") or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. BANK ONE's Certificate also authorizes BANK ONE to enter into agreements with any person providing for indemnification greater or different than that provided therein. BANK ONE's Certificate provides that expenses incurred by a director, officer or employee in defending an action, suit or proceeding shall be paid by BANK ONE in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by BANK ONE. BANK ONE's Certificate and the Delaware Law also provide that the indemnification provisions of BANK ONE's Certificate and the statute are not exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     The directors and officers of BANK ONE are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, BANK ONE has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (a)  Exhibits
            The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT
   NO.                              DESCRIPTION
-------                             -----------

3.1 Restated Certificate of Incorporation,as amended, of the Registrant (incorporated by reference to Exhibit 3(A)to the Registrant's 1998 Annual Report on Form 10-K (File No. 001-15323)).

3.2         By-laws of BANK ONE CORPORATION (incorporated by reference to
            Exhibit 3(B) of the Registrant's 1999 Annual Report on Form 10-K (File No. 001-15323)).

5.1         Opinion of Christine A. Edwards, Esq.

23.1        Consent of Arthur Andersen LLP.

23.2        Consent of Christine A. Edwards (contained in Exhibit 5.1).

24.1        Powers of Attorney.


     (b)    Financial Statement Schedules

            Either not applicable or shown in the financial statements or notes thereto.


ITEM 17.    UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that (1)(i)and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) That for purposed of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (7) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 12, 2000.


                                        BANK ONE CORPORATION

                                        By: /s/ M. Eileen Kennedy
                                          ---------------------------------
                                                   M. Eileen Kennedy
                                                       Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH BANK ONE CORPORATION AND ON THE DATES INDICATED:

SIGNATURE                             TITLE                         DATE
---------                             -----                         ----


/s/ WILLIAM P. BOARDMAN*              Director                September 12, 2000
------------------------------
William P. Boardman


/s/ JOHN H. BRYAN*                    Director                September 12, 2000
------------------------------
John H. Bryan


/s/ SIEGFRIED BUSCHMANN*              Director                September 12, 2000
------------------------------
Siegfried Buschmann


/s/ JAMES S. CROWN*                   Director                September 12, 2000
------------------------------
James S. Crown


/s/ JAMES DIMON*                      Principal Executive     September 12, 2000
------------------------------
James Dimon                           Officer and Director


/s/ BENNETT DORRANCE*                 Director                September 12, 2000
------------------------------
Bennett Dorrance


/s/ DR. MAUREEN A. FAY, O.P.*         Director                September 12, 2000
------------------------------
Dr. Maureen A. Fay, O.P.

/s/ JOHN R. HALL*                     Director                September 12, 2000
------------------------------
John R. Hall


/s/ VERNE G. ISTOCK*                  Director                September 12, 2000
------------------------------
Verne G. Istock


/s/ LABAN P. JACKSON, JR.*            Director                September 12, 2000
------------------------------
Laban P. Jackson, Jr.


/s/ JOHN W. KESSLER*                  Director                September 12, 2000
------------------------------
John W. Kessler


/s/ RICHARD A. MANOOGIAN              Director                September 12, 2000
------------------------------
Richard A. Manoogian


/s/ WILLIAM T. McCORMICK              Director                September 12, 2000
------------------------------
William T. McCormick


/s/ THOMAS E. REILLY, JR.*            Director                September 12, 2000
------------------------------
Thomas E. Reilly, Jr.


/s/ JOHN W. ROGERS, JR.*              Director                September 12, 2000
------------------------------
John W. Rogers, Jr.


/s/ THEKLA R. SHACKELFORD*            Director                September 12, 2000
------------------------------
Thekla R. Shackelford


/s/ ALEX SHUMATE*                     Director                September 12, 2000
------------------------------
Alex Shumate


/s/ FREDERICK P. STRATTON, JR.*       Director                September 12, 2000
------------------------------
Frederick P. Stratton, Jr.


______________________________        Director                September 12, 2000
Robert D. Walter

/s/ JAMES A. PEERS*                 Principal Accounting     September 12, 2000
------------------------------
James A. Peers                         Officer


/s/ CHARLES W. SCHARF*              Principal Financial      September 12, 2000
------------------------------
Charles W. Scharf                        Officer


---------------
* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and Officers of BANK ONE CORPORATION pursuant to a power of attorney signed by such directors and officers.


                                            /s/ M. Eileen Kennedy
                                         -----------------------------------
                                                    M. Eileen Kennedy
                                                      Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
   NO.                              DESCRIPTION
-------                             -----------

3.1 Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3(A) to the Registrant's 1998 Annual Report on Form 10-K (File No. 001-15323)).

3.2            By-laws of BANK ONE CORPORATION (incorporated by reference to
               Exhibit 3(B) of the Registrant's 1999 Annual Report on Form 10-K (File No. 001-15323)).

5.1            Opinion of Christine A. Edwards, Esq.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Christine A. Edwards (contained in Exhibit 5.1).

24.1           Powers of Attorney.

                                       18